Banks.com, Inc. Reports Fourth Quarter and Fiscal Year 2008 Financial Results

SAN FRANCISCO – March 31, 2009 – Banks.com, Inc. (AMEX: BNX), a leading financial services focused web property, today announced its results for the fourth quarter and fiscal year 2008.

Financial Highlights

For the year ended December 31, 2008, Banks.com reported revenue of $11.1 million compared to revenue of $27.8 million reported for fiscal year 2007. GAAP1 net loss was $3.5 million or $0.14 per diluted share versus GAAP net income of $1.7 million or $0.06 per diluted share reported for the year ended 2007. Adjusted EBITDA2 was negative $223 thousand, compared to Adjusted EBITDA of $6.8 million for the year ended 2007.

For the fourth quarter, Banks.com reported revenue of $1.5 million compared to revenue of $4.7 million reported for the fourth quarter of 2007. GAAP net loss was $1.5 million or $0.06 per diluted share versus a GAAP net loss of $700 thousand or $0.03 per diluted share for the fourth quarter 2007. Adjusted EBITDA was $88 thousand for the fourth quarter of 2008, compared to Adjusted EBITDA of $33 thousand for the fourth quarter of 2007.

“Fiscal year 2008 was clearly a difficult transition year for Banks.com as our results were impacted by several factors including our business transition, the loss of two large advertising partnerships and the general slowdown in online advertising,” said Dan O’Donnell, Chief Executive Officer of Banks.com.

“However, recent events, including the signing of a new, key advertising network partner, coupled with the substantial reductions in our SG&A expenses and the pay down of a significant portion of our debt, give us increased confidence in the business as we head into the important tax season. We believe that our success implementing our corporate strategy and the actions we have taken to significantly reduce our cost structure have allowed us to turn a critical corner as we head into 2009.”

[1]	Generally accepted accounting principles in the United States of America.
[2]	Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of our financial performance, including stock compensation expense. Adjusted EBITDA is a non-GAAP financial measure. This measure may be different from non-GAAP financial measures used by other companies. We encourage investors to review the section below entitled “Non-GAAP Financial Measures” and to review the reconciling adjustments between the GAAP and non-GAAP measures attached to this press release.

Select Business Highlights

•	Signed a search advertising partnership with InfoSpace for the Banks.com property

•	Reduced cash SG&A expenses by greater than 50% from the fourth quarter of 2007 to the fourth quarter of 2008

•	Since May 2008, have paid off approximately 42% of the original $7MM principal balance of Company’s corporate debt

•	Acquired MyStockFund.com, an online broker dealer providing investors with a platform for fractional share investing

•	Signed promotional partnership agreements with PrecisionIR, MyRetirementRewards.com, IndustryBrains and iClubCentral

First Quarter 2009 Business Outlook

•	For the first quarter of 2009, the Company expects revenue to be in the range of $2.5 million to $2.8 million

•	For the first quarter of 2009, the Company expects Adjusted EBITDA to be in the range of $900 thousand to $1.1 million

Conference Call

Banks.com will host a conference call at 2:00 PM PST / 5:00 PM EST to discuss its fourth quarter and fiscal year 2008 results. To listen to the call and have the opportunity to ask questions, please dial 866-770-7146 (domestic) or 617-213-8068 (International) five to ten minutes before the call and reference the passcode 48058800. A replay of the call will be available by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and referencing passcode 81233423. Investors will also have the opportunity to listen to the conference call and the replay on the Investor Relations section of the Banks.com website at: http://www.banks.com.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Forward looking statements, which are based on management’s current expectations, are generally identifiable by the use of terms, such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions. The forward looking statements in this press release include statements regarding: our ability to comply with the financial covenants in our notes management’s expectations regarding our strategy, management’s expectations regarding our financial results for the first quarter of 2009, the effect of recent events, including paying a portion of our debt and our revised operating strategy, on the outlook for our business. The potential risks and uncertainties that could cause actual results to differ materially from those expressed or implied herein include, among others, unanticipated slowdown in the financial services vertical;

market acceptance of the enhanced version of the Banks.com website; introduction of additional competitors in the Internet search services space; unexpected diversion of advertising dollars away from the Internet; slower than anticipated growth rate of our advertising base; dependence on our search providers; market development of Internet advertising and paid search services; and the stability of our infrastructure. Further information on the factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, our quarterly reports on Form 10-Q and our Current Reports on Form 8-K. Except as required by law, we assume no responsibility to update these forward looking statements publicly, even if new information becomes available in the future.

Non-GAAP Financial Measures

This press release includes the following financial measure defined as a non-GAAP financial measure by the Securities and Exchange Commission: Adjusted EBITDA. This supplemental financial measure is not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with Banks.com’s earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses this non-GAAP measure to evaluate the performance of Banks.com’s business. Banks.com’s management believes that it is important to provide investors with these same tools, together with a reconciliation to GAAP, for evaluating the performance of Banks.com’s business, as it may provide additional insight into Banks.com’s financial results. See “Reconciliation of GAAP Net (Loss) Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (Adjusted EBITDA)” table included in this press release for further information regarding these non-GAAP financial measures. In addition, Adjusted EBITDA is presented because management believes it is frequently used by securities analysts, investors and others in the evaluation of companies.

Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of Banks.com’s financial performance, including stock compensation expense. Banks.com’s management excludes the impact of equity-based compensation to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation. Adjusted EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Banks.com’s profitability.

About Banks.com

Banks.com is a leading Financial Services portal containing a unique breadth and depth of products and services. Our mission is to bring our users and subscribers the most relevant financial information on the web. Banks.com provides access to thousands of pages of current financial content, including: articles, stock quotes, audio, video, blogs and much more. In addition, Banks.com provides free tools to assist visitors with their financial decision-making including stock tracking and financial calculators. Our site contains information and products on a variety of topics such as Banking, Stocks & Bonds, Taxes, Mortgages, Personal Finance, Credit Cards, Insurance and Retirement Planning. Banks.com, Inc. is headquartered in San Francisco, California at 222 Kearny Street, Suite 550 and can be reached at 415.962.9700. More information about Banks.com, Inc. can be found at: www.Banks.com.

Contact Information:

Daniel O’Donnell

President and Chief Executive Officer

Banks.com, Inc.

415-962-9700

BANKS.COM, INC. AND SUBSIDIARIES

Consolidated Statements of Earnings

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,
	2008	2007
Revenues	$1,512	$4,653

Cost of revenues	493	2,224

Gross profit	1,019	2,429

Operating expenses:
Sales and marketing expense	261	294
General and administrative expense	2,575	2,955

Total operating expenses	2,836	3,249

(Loss) earnings from operations	(1,817)	(820)

Interest expense	279	296
Other Income	90	—

(Loss) earnings before income taxes (benefit)	(2,006)	(1,116)

Income taxes (benefit)	(471)	(402)

Net (loss) earnings	$(1,535)	$(714)

Basic (loss) earnings per share	$(0.06)	$(0.03)

Diluted (loss) earnings per share	$(0.06)	$(0.03)

BANKS.COM, INC. AND SUBSIDIARIES

Consolidated Statements of Earnings

(In thousands, except share and per share data)

(Unaudited)

	Year Ended December 31,
	2008	2007
Revenues	$11,054	$27,763

Cost of revenues	4,980	11,325

Gross profit	6,074	16,438

Operating expenses:
Sales and marketing expense	1,145	1,415
General and administrative expense	8,802	10,773

Total operating expenses	9,947	12,188

(Loss) earnings from operations	(3,873)	4,250

Interest expense	1,157	1,186
Other Income	90	—

(Loss) earnings before income taxes (benefit)	(4,940)	3,064

Income taxes (benefit)	(1,405)	1,340

Net (loss) earnings	$(3,535)	$1,724

Basic (loss) earnings per share	$(0.14)	$0.07

Diluted (loss) earnings per share	$(0.14)	$0.06

BANKS.COM, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	December 31, 2008	December 31, 2007
Assets

Current assets:
Cash	$479	$2,300
Accounts receivable, net of allowances	747	2,703
Prepaid expenses and other	253	198
Refundable income taxes	1,331	283
Deferred income taxes	78	40

Total current assets	2,888	5,524

Office equipment and leasehold improvements, net	1,065	1,323
Debt issuance costs, net	493	579
Patents and trademarks, net	31	73
Domains, net	11,937	13,165
Goodwill	0	573
Other intangible assets, net	998	—
Other assets	125	279
Deferred income taxes	789	363

Total Assets	$18,326	$21,879

Liabilities and Stockholders’ Equity

Current liabilities:
Accrued Contributions	764	—
Accrued liabilities	532	918
Accounts payable	544	655
Deferred revenue	4	2
Notes payable, net of discount	5,517	—

Total current liabilities	7,361	1,575

Notes payable, net of discount	—	6,658

Total liabilities	7,361	8,233

Stockholders’ equity:
Common stock	25	25
Additional paid-in capital	10,316	9,462
Retained earnings	624	4,159

Total stockholders’ equity	10,965	13,646

Total Liabilities and Stockholders’ Equity	$18,326	$21,879

BANKS.COM, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Earnings to Earnings Before

Interest, Taxes, Depreciation, Amortization, and Stock Compensation Expense (Adjusted EBITDA)

(In thousands)

(Unaudited)

	Three Months Ended December 31,
	2008	2007
Net (loss) earnings	$(1,535)	$(714)

Income taxes (benefit)	(471)	(402)

(Loss) earnings before income taxes	(2,006)	(1,116)

Other Income	(90)	—
Interest expense	279	296

(Loss) earnings from operations	(1,817)	(820)

Depreciation	122	109

Amortization	329	276

Goodwill Impairment	573	—

Stock compensation expense	881	468

Adjusted earnings before interest, taxes, depreciation, amortization, and stock compensation expense (Adjusted EBITDA)	$88	$33

	Year Ended December 31,
	2008	2007
Net (loss) earnings	$(3,535)	$1,724

Income taxes (benefit)	(1,405)	1,340

(Loss) earnings before income taxes	(4,940)	3,064

Other Income	(90)	—
Interest expense	1,157	1,186

(Loss) earnings from operations	(3,873)	4,250

Depreciation	475	428

Amortization	1,334	1,061

Goodwill Impairment	573	—

Stock compensation expense	1,268	1,051

Adjusted earnings before interest, taxes, depreciation, amortization, and stock compensation expense (Adjusted EBITDA)	$(223)	$6,790